                                                                   Exhibit 10.59


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


                  First Amendment to Employment Agreement as of February 15, 1999 by and between YORK RESEARCH CORPORATION, a Delaware corporation (the "Employer") and ROBERT M. BENINGSON (the "Executive").

                                 R E C I T A L S

                  The Employer and the Executive entered into an Employment Agreement on December 9, 1998 (the "Agreement").

                  The Employer and the Executive desire to amend the Agreement as hereinafter set forth.

                  NOW, THEREFORE, the Employer and the Executive hereby agree as follows:

                  Subparagraph 4.03 of the Agreement is hereby deleted and there is substituted therefor a new subparagraph 4.03 to read as follows:

                           4.03 SUPPLEMENTAL BENEFIT. Upon the Executive's
involuntary removal from employment by the Employer by reason of termination, Disability or death, the Employer shall pay the Executive (or his estate or personal representative) an annual amount equal to 100% of the Executive's salary in effect on the date of such removal for an additional period of one year and 50% thereof for an additional nine years, but in no event after age 80.

                  Except as amended by this First Amendment, the Agreement shall continue in full force and effect.

                                               YORK RESEARCH CORPORATION


                                               By: /s/ MICHAEL TRACHTENBERG
                                                  ------------------------------
                                                  Executive Vice President


                                                   /s/ ROBERT M. BENINGSON
                                               ---------------------------------
                                               ROBERT M. BENINGSON

                              EMPLOYMENT AGREEMENT

                  Employment Agreement dated as of , 1998 by and between YORK RESEARCH Corporation, a Delaware corporation (the "Employer") and ROBERT M. BENINGSON (the "Executive").

                                 R E C I T A L S

                  The Executive is currently employed by the Employer.

                  The Employer and the Executive desire to provide for the continued employment of the Executive upon the terms and conditions set forth herein.

                  NOW, THEREFORE, effective from and after the date first written above, the Employer and the Executive hereby agree as follows:

                  1. EMPLOYMENT. The Employer hereby employs the Executive, and the Executive accepts such employment and agrees to perform services for the Employer, for the period and upon the terms and conditions set forth in this Agreement.

                  2. TERM. Unless terminated at any earlier date pursuant to the terms of this Agreement, the terms of the Executive's employment by the Employer shall be for a period of six (6) years from and after the date hereof, or until the Executive shall reach his 75th birthday.

                  3. POSITION AND DUTIES; REMOVAL.

                           3.01 SERVICE WITH EMPLOYER. At the date of this
Agreement, the Executive holds the positions of Chairman of the Board of Directors, President and Chief Executive Officer of the Employer. The Executive agrees to perform such employment duties as the Board of Directors of the Employer shall from time to time assign to him consistent with his offices as Chairman of the Board of Directors, President and Chief Executive Officer.

                           3.02 PERFORMANCE OF DUTIES. The Executive agrees to
serve the Employer faithfully and to the best of his ability and to devote such of his time, attention and efforts to the business and affairs of the Employer during the term of this Agreement as shall be necessary to perform his assigned duties. Employer acknowledges that Executive performs services for a number of affiliated and non-affiliated business entities, and agrees that the performance of such services does not interfere with Executive's performance of his duties hereunder.

                           3.03 PLACE OF EMPLOYMENT. Unless otherwise mutually
agreed to by the Executive and the Employer, the principal place of employment of the Executive shall be in the City of New York or within a 50 mile radius therefrom. It is understood that the performance of the Executive's duties will require moderate travel outside of that area.

                           3.04 REMOVAL. Except as provided in paragraph 5.01
hereof, in the event that the Board of Directors of the Employer shall remove or Constructively Remove (as hereinafter defined) the Executive as Chairman of the Board of Directors, President and Chief Executive Officer of the Employer and shall not appoint the Executive to an office and duties which, in the sole judgment of the Executive, are comparable or superior to the offices of Chairman of the Board of Directors, President and Chief Executive Officer, then the Executive may by notice to the Employer elect to terminate his employment under this Agreement. Any failure by the Executive to make such election at any time as to Employer shall not impair the Executive's ability to make such election at any time in the future. Upon receipt of notice of the Executive's election to terminate this Agreement pursuant to this section 3.04, the Employer shall (i) pay to the Executive any amounts earned or accrued but unpaid, computed on a pro rata basis where appropriate, pursuant to sections 4.02, 4.03 and 4.04, and (ii) commence making monthly payments to the Executive in, an amount equal to one-twelfth (1/12) of the greater of (x) the Executive's annual base salary in effect under section 4.01 as of the date of this Agreement, or (y) the Executive's annual base salary then in effect under section 4.01. The Employer shall continue to make such monthly payments until the first to occur of (i) the expiration of the term set forth in section 2 or (ii) the Executive shall be unwilling to provide consulting services to the Employer upon request, up to a maximum of 100 hours per quarter, at places and times reasonably convenient to both the Employer and the Executive and at no charge by the Executive other than for reasonable out-of-pocket expenses. For purposes of this paragraph, "Constructively Remove" shall mean the occurrence of any of the following events:

                           (i) the assignment to the Executive of duties
                  inconsistent with the Executive's positions, duties, responsibility and status as Chairman of the Board of Directors, President and Chief Executive Office of the Employer;

                           (ii) the failure by the Employer to continue in
                  effect any benefit or compensation plan, stock acquisition plan, incentive or bonus plan or insurance plan in which the Executive is participating at the time (or plans providing the Executive with substantially equivalent benefits) or the taking of any action by the Employer which would adversely affect the Executive's participating in, or materially reduce the Executive's benefits under, any of such plans;

                           (iii) the failure by the Employer to obtain, as
                  specified in section 7, an assumption by any successor to the Employer of the Employer's obligations under this Agreement; or

                           (iv) the assignment to the Executive of duties
                  inconsistent with the place of employment specified in section 3.03.


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

                  4. COMPENSATION.

                           4.01 BASE SALARY. As base compensation for all
services to be rendered by the Executive under this Agreement during the term of this Agreement, the Employer shall pay to the Executive an annual salary of not less than $425,000, in installments not less frequently than monthly in accordance with the Employer's normal payroll procedures and policies. The Board of Directors of the Employer shall consider increases in the base salary from time to time.

                           4.02 INCENTIVE COMPENSATION. In addition to the base
salary described in section 4.01, the Executive shall be paid incentive compensation in accordance with the following, based upon the pre-tax earnings of the Employer, beginning with the Employer's fiscal year ending February 28, 1997:

                                                             Percentage
    Pre-tax Earnings                                     Incentive Payment
    ----------------                                     -----------------
$4 Million to $6 Million                                         1%

$6 Million to $10 Million                                        1.5%

$10 Million to $15 Million                                       2%

Excess of $15 Million                                            3%

Incentive Compensation shall be paid to the Executive promptly after certification by the Employer's independent auditors of Employer's pre-tax earnings annually.

                           4.03 SUPPLEMENTAL RETIREMENT BENEFIT. Upon the
Executive's retirement from employment by the Employer, whether voluntary or involuntary (including by reason of removal, termination or Disability), the Employer shall pay the Executive (or his estate or personal representative) an annual amount equal to 100% of the Executive's salary in effect on the date of such retirement for an additional period of one year and 50% thereof for an additional nine years, but in no event after age 80.

                           4.04 OTHER EMPLOYER PLANS. In addition to the base
salary described in section 4.01, the Incentive Compensation described in section 4.02, and the Supplemental Retirement Benefit described in section 4.03, the Executive shall be entitled to participate in such bonus, incentive compensation, stock option and other employee compensation plans as may be established by the Employer's Board of Directors from time to time for executive-level employees.

                           4.05 PARTICIPATION IN BENEFIT PLANS. During the term
of this Agreement, the Executive shall be entitled to receive such medical, hospitalization, life insurance and other fringe benefits as are provided from time to time to the Employer's other executive-level employees, to the extent that the Executive's age, position or other factors qualify him for such fringe benefits.

                           4.06 EXPENSES. The Employer will pay or reimburse the
Executive for all reasonable and necessary out-of-pocket expenses incurred by him subject to the presentment of appropriate vouchers in accordance with the Employer's normal policies for expense verification.

                  5. TERMINATION.

                           5.01 GROUNDS FOR TERMINATION. This Agreement shall
terminate prior to the expiration of the term set forth in section 2 and all obligations of the company shall cease in the event that at any time during such term the Board of Directors of the Company shall determine that the Executive has engaged in Wrongful Acts (as hereinafter defined). Notwithstanding any termination of this Agreement, the Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Executive's employment. For purposes of this paragraph, "Wrongful Acts" means an act or acts constituting a felony under applicable law (whether or not in connection with the Executive's duties under this Agreement).

                           5.02 DEATH OR DISABILITY. In the event of the death
or disability (as defined in section 5.03) of the Executive prior to the expiration of the term set forth in section 2, the Employer shall pay to the Executive, or his surviving spouse (i) any amounts earned or accrued but unpaid, computed on a pro-rata basis where appropriate, pursuant to sections 4.02, 4.03,
4.04 and 4.05 and (ii) monthly payments at the rate in effect under section 4.01 at the date of death or determination of disability until the expiration of one year from the date of death or determination of disability, and (iii) monthly payments at fifty (50%) percent of the rate in effect under section 4.01 for an additional five (5) years.

                           5.03 "DISABILITY" DEFINED. The Board of Directors of
the Company may determine that the Executive has become "disabled" for purposes of this Agreement in the event that the Executive shall fail, because of illness or incapacity, to render services of the character contemplated by this Agreement for 90 days or more during any period of 180 consecutive days. Any such determination by the Board of Directors shall be made in good faith after at least 30 days prior written notice to the Executive. During such 30-day period, the Executive shall be permitted to make a presentation to the Board of Directors for its consideration.

                  6. CHANGE OF CONTROL. In case of a Change of Control of Employer (hereinafter defined), the Executive, at his sole option, shall have the right on written notice to Employer, to cease to perform any service hereunder, but shall nonetheless receive all compensation and other benefits required to be paid or provided by Employer for the balance of the term hereof measured from the date of such notice. Payment of such amount shall be made in a lump sum within 15 days from the date of such notice. A Change of Control shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Employer,
(ii) the Employer shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Employer, other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Employer shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary, or
(iv) a person, within the meaning of section 3(a)(9) or of section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall acquire 25% or more of the outstanding voting securities of the Employer (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934.

                  7. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. No party to this Agreement may assign any of its obligations hereunder without the prior written consent of the other. The Employer may not assign any of its rights hereunder without the prior written consent of the Executive. The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. As used in this Agreement, "Employer" shall mean the Employer and any successor to its business and/or assets, whether or not such successor executes and delivers the agreement provided for in this section.

                  8. ARBITRATION OF DISPUTES. Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation hereof or the breach, termination or invalidity hereof shall be settled exclusively and finally by arbitration conducted in New York City in accordance with the rules of the American Arbitration Association then obtaining.

                  9. MODIFICATION; WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Executive and the Employer.

                  10. NOTICE. All notices, requests, demands and all other communications required or permitted by this Agreement (including, without limitation, any notice of termination of employment and any notice of an intention to arbitrate) shall be in writing and shall be deemed to have been duly given when delivered personally or received by certified or registered mail, return receipt requested, postage prepaid, at the address of the other party, as follows:

                  If to the Employer:

                           York Research Corporation
                           290 Park Avenue, 2700 West
                           New York, NY 10017
                           Attention:  Board of Directors

                  If to the Executive:

                           Mr. Robert M. Beningson
                           74 Haviland Road
                           Stamford, CT  06903

Any party hereto may change its address for purposes of this section by giving notice to the other parties hereto.

                  11. SEVERABILITY. If any term or provision of this Agreement or the application hereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder or this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  12. GOVERNING LAW. This Agreement has been executed and delivered in the State of New York and shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

                  13. ENTIRE AGREEMENT. This Agreement supersedes any and all other oral or written agreements or policies made relating to the subject matter hereof, and constitutes the entire agreement of the parties relating to the subject matter hereof; provided that this Agreement shall not supersede or limit in any way the Executive's rights under any insurance or other benefit plans, programs or arrangements in accordance with their terms.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the date first written above.

                                               YORK RESEARCH CORPORATION


                                               By: /s/ Michael Trachtenberg
                                                  ------------------------------
                                                  Executive Vice President


                                                   /s/ Robert M. Beningson
                                               ---------------------------------
                                               ROBERT M. BENINGSON